Exhibit 99.1

HubSpot Reports Q3 2022 Results

CAMBRIDGE, MA (November 2, 2022) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the third quarter ended September 30, 2022.

Financial Highlights:

Revenue

•
Total revenue was $444.0 million, up 31% compared to Q3'21.
o
Subscription revenue was $435.0 million, up 32% compared to Q3'21.
o
Professional services and other revenue was $8.9 million, down 13% compared to Q3'21.

Operating Income (Loss)

•
GAAP operating margin was (7.3%), compared to (4.4%) in Q3'21.
•
Non-GAAP operating margin was 9.2%, compared to 9.7% in Q3'21.
•
GAAP operating loss was ($32.2) million, compared to ($14.9) million in Q3'21.
•
Non-GAAP operating income was $40.7 million, compared to $32.9 million in Q3'21.

Net Income (Loss)

•
GAAP net loss was ($31.4) million, or ($0.65) per basic and diluted share, compared to ($13.7) million, or ($0.29) per basic and diluted share in Q3'21.
•
Non-GAAP net income was $35.1 million, or $0.73 per basic and $0.69 per diluted share, compared to $25.6 million, or $0.54 per basic and $0.50 per diluted share in Q3'21.
•
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 48.1 million, compared to 47.0 million basic and diluted shares in Q3'21.
•
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 48.1 million and 51.0 million respectively, compared to 47.0 million and 50.8 million, respectively in Q3'21.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.4 billion as of September 30, 2022.
•
During the third quarter, the company generated $60.1 million of cash from operating activities and operating cash flow, compared to $42.7 million of cash from operating activities and $54.1 million of operating cash flow, which excluded the $11.4 million used for the repayment of our convertible notes, during Q3'21.
•
During the third quarter, the company generated $35.5 million of free cash flow, compared to $38.2 million during Q3'21.

Additional Recent Business Highlights

•
Grew Customers to 158,905 at September 30, 2022, up 24% from September 30, 2021.
•
Average Subscription Revenue Per Customer was $11,233 during the third quarter of 2022, up 7% compared to the third quarter of 2021.

“Q3 was another strong quarter for HubSpot, reflecting our continued focus on innovation and execution,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our platform is driving value for customers and continues to be mission-critical as they look to connect with their customers and increase efficiencies during this period of uncertainty. We are

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operating from a position of strength with a solid balance sheet, an incredible team, and a company culture that allows us to attract and retain top talent. Looking ahead, we will continue to adapt to the realities of the environment without losing sight of our mission to become the #1 CRM platform for scaling companies.”

Business Outlook
Based on information available as of November 2, 2022, HubSpot is issuing guidance for the fourth quarter of 2022 and full year 2022 as indicated below.

Fourth Quarter 2022:

•
Total revenue is expected to be in the range of $444 million to $446 million.
o
Unfavorable foreign exchange rates are expected to be a 9 point headwind to fourth quarter 2022 revenue growth.(1)
•
Non-GAAP operating income is expected to be in the range of $47 million to $49 million.
•
Non-GAAP net income per common share is expected to be in the range of $0.82 to $0.84. This assumes approximately 51.2 million weighted average diluted shares outstanding.

Full Year 2022:

•
Total revenue is expected to be in the range of $1.705 billion to $1.707 billion.
o
Unfavorable foreign exchange rates are expected to be a 6 point headwind to full year 2022 revenue growth(1)
•
Non-GAAP operating income is expected to be in the range of $152 million to $154 million.
•
Non-GAAP net income per common share is expected to be in the range of $2.48 to $2.50. This assumes approximately 51.1 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period rates with prior period average rates.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 2, 2022, at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter 2022 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 (204) 525-0658 (international). The replay passcode is 848471. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

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About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 158,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2022 and 2023; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, macroeconomic instability, and the COVID-19 pandemic on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$331,659	$377,013
Short-term investments	952,697	820,962
Accounts receivable	166,667	157,362
Deferred commission expense	65,010	59,849
Prepaid expenses and other current assets	45,060	38,388
Total current assets	1,561,093	1,453,574
Long-term investments	152,725	174,895
Property and equipment, net	102,628	96,134
Capitalized software development costs, net	56,803	39,858
Right-of-use assets	251,422	280,828
Deferred commission expense, net of current portion	53,240	42,681
Other assets	56,402	29,244
Intangible assets, net	17,592	10,565
Goodwill	45,014	47,075
Total assets	$2,296,919	$2,174,854
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,318	$2,773
Accrued compensation costs	63,373	63,836
Accrued expenses and other current liabilities	90,827	74,457
Convertible senior notes	-	19,630
Operating lease liabilities	32,155	26,364
Deferred revenue	468,536	430,414
Total current liabilities	668,209	617,474
Operating lease liabilities, net of current portion	250,678	283,873
Deferred revenue, net of current portion	5,188	4,473
Other long-term liabilities	12,424	12,134
Convertible senior notes, net of current portion	453,723	383,101
Total liabilities	1,390,222	1,301,055
Stockholders’ equity:
Common stock	48	47
Additional paid-in capital	1,550,905	1,436,089
Accumulated other comprehensive loss	(17,511)	(1,339)
Accumulated deficit	(626,745)	(560,998)
Total stockholders’ equity	906,697	873,799
Total liabilities and stockholders’ equity	$2,296,919	$2,174,854

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Subscription	$435,030	$328,975	$1,232,387	$899,661
Professional services and other	8,928	10,220	28,926	31,688
Total revenue	443,958	339,195	1,261,313	931,349
Cost of revenues:
Subscription	67,648	57,547	191,466	152,533
Professional services and other	14,479	12,059	42,532	34,685
Total cost of revenues	82,127	69,606	233,998	187,218
Gross profit	361,831	269,589	1,027,315	744,131
Operating expenses:
Research and development	114,038	78,473	325,687	218,973
Sales and marketing	229,541	170,016	650,936	468,836
General and administrative	50,465	36,027	146,309	102,883
Total operating expenses	394,044	284,516	1,122,932	790,692
Loss from operations	(32,213)	(14,927)	(95,617)	(46,561)
Other expense:
Interest income	4,658	230	7,222	1,046
Interest expense	(923)	(7,798)	(2,822)	(24,376)
Other (expense) income	(1,185)	9,877	(583)	11,064
Total other income (expense)	2,550	2,309	3,817	(12,266)
Loss before income tax expense	(29,663)	(12,618)	(91,800)	(58,827)
Income tax expense	(1,748)	(1,117)	(5,313)	(2,639)
Net loss	$(31,411)	$(13,735)	$(97,113)	$(61,466)
Net loss per share, basic and diluted	$(0.65)	$(0.29)	$(2.03)	$(1.31)
Weighted average common shares used in computing basic and diluted net loss per share:	48,067	47,044	47,821	46,752

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Activities:
Net loss	$(31,411)	$(13,735)	$(97,113)	$(61,466)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	15,562	11,452	42,625	33,188
Stock-based compensation	72,213	44,987	199,081	120,847
Loss on early extinguishment of 2022 Convertible Notes	—	1,736	—	4,824
Repayment of 2022 Convertible Notes attributable to the debt discount	—	(11,429)	—	(24,457)
Gain on strategic investments	—	(10,717)	(4,200)	(11,739)
Gain on termination of operating leases	—	(4,276)	—	(4,276)
Loss on disposal of fixed assets	—	6,468	—	6,468
Benefit from deferred income taxes	(191)	(201)	(589)	(1,321)
Amortization of debt discount and issuance costs	492	5,603	1,509	18,115
(Accretion) amortization of bond discount	(3,117)	1,273	(3,267)	2,943
Unrealized currency translation	(1,500)	323	480	603
Changes in assets and liabilities
Accounts receivable	(5,785)	(11,189)	(20,135)	(2,249)
Prepaid expenses and other assets	13,048	545	(8,863)	(7,149)
Deferred commission expense	(8,466)	(7,969)	(22,210)	(24,371)
Right-of-use assets	6,175	8,401	19,622	26,948
Accounts payable	1,700	(10,682)	10,660	(11,951)
Accrued expenses and other liabilities	(6,634)	22,651	16,455	38,184
Operating lease liabilities	(3,259)	(8,048)	(14,589)	(26,422)
Deferred revenue	11,237	17,460	63,743	66,825
Net cash and cash equivalents provided by operating activities	60,064	42,653	183,209	143,544
Investing Activities:
Purchases of investments	(394,856)	(383,268)	(1,258,919)	(1,037,331)
Maturities of investments	391,928	344,174	1,017,306	940,776
Sale of investments	—	—	124,998	—
Purchases of property and equipment	(13,112)	(6,653)	(31,384)	(17,399)
Purchases of intangible assets	—	—	(10,000)	—
Acquisition of a business, net of cash acquired	—	—	—	(16,810)
Purchases of strategic investments	(5,999)	(4,000)	(19,872)	(10,202)
Equity method investment	(1,650)	—	(1,900)	(3,100)
Capitalization of software development costs	(11,419)	(9,217)	(31,350)	(25,638)
Net cash and cash equivalents used in investing activities	(35,108)	(58,964)	(211,121)	(169,704)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	4	60,483	729
Payment for settlement of 2022 Convertible Notes	—	—	(79,807)	—
Repayment of 2022 Convertible Notes attributable to the principal	—	(35,019)	—	(80,428)
Repayment of 2025 Convertible Notes attributable to the principal	—	—	(1,619)	—
Employee taxes paid related to the net share settlement of stock-based awards	(2,190)	(4,815)	(9,954)	(11,728)
Proceeds related to the issuance of common stock under stock plans	10,019	9,256	29,718	34,124
Net cash and cash equivalents provided by (used in) financing activities	7,829	(30,574)	(1,179)	(57,303)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,790)	(3,117)	(16,263)	(6,326)
Net increase (decrease) in cash, cash equivalents and restricted cash	25,995	(50,002)	(45,354)	(89,789)
Cash, cash equivalents and restricted cash, beginning of period	308,693	341,365	380,042	381,152
Cash, cash equivalents and restricted cash, end of period	$334,688	$291,363	$334,688	$291,363

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating loss	$(32,213)	$(14,927)	$(95,617)	$(46,561)
Stock-based compensation	72,213	44,987	199,081	120,847
Amortization of acquired intangible assets	738	326	1,901	1,008
Acquisition/disposition related expenses (income)	—	350	(306)	1,917
Gain on termination of operating leases	—	(4,276)	—	(4,276)
Loss on disposal of fixed assets	—	6,468	—	6,468
Non-GAAP operating income	$40,738	$32,928	$105,059	$79,403

GAAP operating margin	(7.3%)	(4.4%)	(7.6%)	(5.0%)
Non-GAAP operating margin	9.2%	9.7%	8.3%	8.5%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(31,411)	(13,735)	$(97,113)	$(61,466)
Stock-based compensation	72,213	44,987	199,081	120,847
Amortization of acquired intangibles assets	738	326	1,901	1,008
Acquisition/disposition related expenses (income)	—	350	(306)	1,917
Gain on termination of operating leases	—	(4,276)	—	(4,276)
Loss on disposal of fixed assets	—	6,468	—	6,468
Non-cash interest expense for amortization of debt discount and debt issuance costs	492	5,603	1,509	18,115
Gain on strategic investments	—	(10,717)	(4,200)	(11,739)
Loss on early extinguishment of 2022 Convertible Notes	—	1,736	—	4,824
Loss on equity method investment	39	137	38	221
Income tax effects of non-GAAP items	(7,016)	(5,282)	(15,932)	(13,073)
Non-GAAP net income	$35,055	25,597	$84,978	$62,846

Non-GAAP net income per share:
Basic	$0.73	$0.54	$1.78	$1.34
Diluted	$0.69	$0.50	$1.66	$1.24
Shares used in non-GAAP per share calculations
Basic	48,067	47,044	47,821	46,752
Diluted	51,022	50,804	51,098	50,628

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2022						2021
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A		COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$67,648	$14,479	$114,038	$229,541	$50,465		$57,547	$12,059	$78,473	$170,016	$36,027
Stock -based compensation	(2,311)	(1,168)	(28,585)	(28,060)	(12,089)		(1,660)	(748)	(18,449)	(17,302)	(6,828)
Amortization of acquired intangible assets	(292)	—	—	(446)	—		(234)	—	—	(92)	—
Acquisition/disposition related income (expenses)	—	—	—	—	—		—	—	(337)	—	(13)
Gain on termination of operating leases	—	—	—	—	—	—	395	275	1,346	1,839	421
Loss on disposal of fixed assets							(600)	(415)	(2,036)	(2,781)	(636)
Non-GAAP expense	$65,045	$13,311	$85,453	$201,035	$38,376		$55,448	$11,171	$58,997	$151,680	$28,971

GAAP expense as a percentage of revenue	15.2%	3.3%	25.7%	51.7%	11.4%		17.0%	3.6%	23.1%	50.1%	10.6%
Non-GAAP expense as a percentage of revenue	14.7%	3.0%	19.2%	45.3%	8.6%		16.3%	3.3%	17.4%	44.7%	8.5%

	Nine Months Ended September 30,
	2022					2021
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$191,466	$42,532	$325,687	$650,936	$146,309	$152,533	$34,685	$218,973	$468,836	$102,883
Stock -based compensation	(6,516)	(3,251)	(77,269)	(77,113)	(34,932)	(4,556)	(2,270)	(45,014)	(49,902)	(19,105)
Amortization of acquired intangible assets	(920)	—	—	(981)	—	(709)	—	—	(299)	—
Acquisition/disposition related income (expenses)	—	—	300	—	6	—	—	(1,021)	(367)	(529)
Gain on termination of operating leases	—	—	—	—	—	395	275	1,346	1,839	421
Loss on disposal of fixed assets	—	—	—	—	—	(600)	(415)	(2,036)	(2,781)	(636)
Non-GAAP expense	$184,030	$39,281	$248,718	$572,842	$111,383	$147,063	$32,275	$172,248	$417,326	$83,034

GAAP expense as a percentage of revenue	15.2%	3.4%	25.8%	51.6%	11.6%	16.4%	3.7%	23.5%	50.3%	11.0%
Non-GAAP expense as a percentage of revenue	14.6%	3.1%	19.7%	45.4%	8.8%	15.8%	3.5%	18.5%	44.8%	8.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP subscription margin	$367,382	$271,428	$1,040,921	$747,128
Stock -based compensation	2,311	1,660	6,516	4,556
Amortization of acquired intangible assets	292	234	920	709
Gain on termination of operating leases	—	(395)	—	(395)
Loss on disposal of fixed assets	—	600	—	600
Non-GAAP subscription margin	$369,985	$273,527	$1,048,357	$752,598

GAAP subscription margin percentage	84.4%	82.5%	84.5%	83.0%
Non-GAAP subscription margin percentage	85.0%	83.1%	85.1%	83.7%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$60,064	$42,653	$183,209	$143,544
Purchases of property and equipment	(13,112)	(6,653)	(31,384)	(17,399)
Capitalization of software development costs	(11,419)	(9,217)	(31,350)	(25,638)
Repayment of 2022 Convertible Notes attributable to the debt discount	—	11,429	—	24,457
Free cash flow	$35,533	$38,212	$120,475	$124,964

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$60,064	$42,653	$183,209	$143,544
Repayment of 2022 Convertible Notes attributable to the debt discount	—	11,429	—	24,457
Operating cash flow, excluding repayment of convertible debt	$60,064	$54,082	$183,209	$168,001

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2022	Year Ended December 31, 2022
GAAP operating income range	($36,974)-($34,974)	($129,363)-($127,363)
Stock-based compensation	83,231	279,029
Amortization of acquired intangible assets	743	2,640
Acquisition/disposition related (income) expenses	—	(306)
Non-GAAP operating income range	$47,000-$49,000	$152,000-$154,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
GAAP net loss range	($34,037)-($32,787)	($127,797)-($126,547)
Stock-based compensation	83,231	279,029
Amortization of acquired intangible assets	743	2,640
Acquisition/disposition related (income) expenses	—	(306)
Non-cash interest expense for amortization of debt issuance costs	504	2,013
Gain on strategic investments	—	(4,200)
Income tax effects of non-GAAP items	(8,441)-(8,691)	(24,379)-(24,629)
Non-GAAP net income range	$42,000-$43,000	$127,000-$128,000

GAAP net income per basic and diluted share	($0.70)-($0.67)	($2.66)-($2.63)
Non-GAAP net income per diluted share	$0.82-$0.84	$2.48-$2.50

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	48,814	48,074
Weighted average common shares used in computing non-GAAP diluted net loss per share:	51,156	51,117

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, gain or loss on strategic investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions or dispositions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash provides a comparable framework for assessing how our business performed when compared to prior periods which excluded repayments of our convertible notes attributable to debt discount from operating cash flow. With the adoption of Accounting Standards Update (“ASU”) 2020-06 on January 1, 2022, there are no longer repayments of convertible notes attributable to debt discount.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods

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more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt issuance costs, gain on termination of operating leases, loss on disposal of fixed assets, loss on early extinguishment of 2022 Convertible Notes, gain or loss on strategic investments, gain or loss on equity method investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs and retention payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.
In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. In August 2020, the FASB published ASU 2020-06, which was adopted on January 1, 2022. ASU 2020-06

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simplifies the accounting for convertible debt and other equity-linked instruments and eliminates requirements to separately account for liability and equity components of such convertible debt instruments. Consequently, our convertible notes are accounted for as a single liability and the discount created by the recognition of a component of the convertible debt in equity is eliminated. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Prior to January 1, 2022, the difference between the fair value and carrying value of debt conversion settlements was recorded as a loss on early extinguishment of debt within interest expense. Upon the adoption of ASU 2020-06, no loss is recognized.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.
G.
Gain on termination of operating leases results from early lease terminations and related improvement reimbursements from landlords being recorded as income. Loss on fixed assets result from the disposal of property and equipment associated with early lease terminations. As we generally fulfill our obligations for the full lease term and use these assets for their full useful lives, we believe these activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these transactions provides for a useful comparison of our operating results to prior periods and to our peer companies.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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